Exhibit 32.1

CERTIFICATION

     In connection with the quarterly report on Form 10-Q of Stratasys, Inc. (the “Company”) for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, S. Scott Crump, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2012	/s/ S. SCOTT CRUMP
S. Scott Crump
Chief Executive Officer

28